                       THIRD AMENDMENT TO NOTE AGREEMENTS

          THIS THIRD AMENDMENT TO NOTE AGREEMENTS (this "Amendment") is made as of the 29th day of March, 1996, by and among Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), Great-West Life & Annuity Insurance Company ("Great-West"), The Variable Annuity Life Insurance Company ("Variable"), The Minnesota Mutual Life Insurance Company ("MMLIC"), Mutual Trust Life Insurance Company ("Mutual"), National Travelers Life Company ("National"), and The Reliable Life Insurance Company ("Reliable") (each of Great-West, Variable, MMLIC, Mutual, National and Reliable, a "Holder" and, collectively, the "Holders"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreements (as defined below).

          WHEREAS, the Company entered into those certain Note Agreements, each dated as of September 1, 1992, each as amended by that certain First Amendment to Note Agreements effective as of June 15, 1994, and that certain Waiver and Second Amendment to Note Agreements dated on or about June 28, 1995 (each, as heretofore amended, an "Agreement" and, collectively, the "Agreements"), with each of the Holders (or their predecessors in interest), pursuant to which the Company issued its 8.35% Series A Senior Notes Due November 1, 2002 in the aggregate principal amount of $50,000,000 (the "Series A Notes") and its 7.15% Series B Senior Notes Due November 1, 2002 in the aggregate principal amount of $20,000,000 (the "Series B Notes" and, collectively with the Series A Notes, the "Notes");

          WHEREAS, the Company has requested that the Holders amend the Agreements to, among other things, eliminate certain covenants of the Company and modify the "Events of Default" under the Agreements;

          WHEREAS, the Holders are willing to amend the Agreements pursuant to the Company's request on the condition that the Company have issued, for the benefit of the Holders, a standby letter of credit, containing such terms and issued by such bank as are acceptable to the Holders; and

          WHEREAS, the Company and the Holders, as the holders of 100% in aggregate principal amount of outstanding Notes, desire to enter into this Amendment to effectuate the foregoing.

          NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

Section 1. Amendments.

          1.1 Section 2.3 of the Agreement is amended by adding thereto the following sentence: "If the Company shall so request in connection with a notice of optional prepayment in full of the Notes pursuant to this Section 2.3 and shall have tendered to the holders of the Notes the Make-Whole Amount, then the holders of the Notes shall direct the Collateral Agent to draw on the Letter of Credit on the date fixed for optional prepayment, such draw to be in the amount of the unpaid principal amount of the Notes and accrued interest thereon, together with any Potential Preference Amount, as defined in the Collateral Agency Agreement.

          1.2 Section 5 of the Agreements is hereby amended by (i) deleting Sections 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12 and 5.13 in their entirety
(provided, however, that intervening and subsequent Section numbers shall remain unchanged and shall not be re-numbered); and (ii) by deleting paragraphs (c),
(e), (g) and (h) of Section 5.18 (provided, however, that intervening and subsequent paragraph letters in such Sections 5.18 shall remain unchanged and shall not be re-lettered).

          1.3 Section 5 of the Agreements is hereby further amended by adding new Sections 5.19, 5.20 and 5.21, as follows:

           "Section 5.19. Maintenance of Letter of Credit. In order to provide credit enhancement for the principal amount of, and interest on the Notes, the Company will maintain at all times from and after April 1, 1996 to and including the one hundred twentieth (120th) day after payment or prepayment in full of the Notes an irrevocable standby letter of credit in favor of the Collateral Agent in an amount at least equal to $62,500,000, subject to reduction in accordance with the provisions of Section 5.20 (such letter of credit, together with any letter of credit issued in renewal or substitution therefor in accordance with the provisions of this Agreement, is hereinafter referred to as the "Letter of Credit"); provided, however, that the holders of the Notes will not unreasonably withhold their consent to immediate surrender and cancellation of the Letter of Credit upon payment in full of the principal amount of, premium, if any, and interest on the Notes. Each Letter of Credit shall be substantially in the form attached hereto as Exhibit F and shall be issued by a bank which at all times during the term of such Letter of Credit is a national banking association organized under the laws of and doing business in the United States, has capital stock and surplus of at least $100,000,000 and is rated A+ or better by Standard & Poor's. At least sixty (60) days prior to the expiry date of each Letter of Credit (as such expiry date may be automatically extended from time to time in accordance with the terms of such Letter of Credit) the Company shall cause to be delivered to the Collateral Agent (i) a renewal of such Letter of Credit extending the expiry date for an additional period of fifteen (15) months or, if such fifteen
           (15)-month period would extend beyond February 28, 2003, extending the expiry date of the Letter of Credit to February 28, 2003, or
           (ii) a Substitute Letter of Credit in accordance with the provisions of Section 5.21. The Company agrees to pay the fees and other charges of the Collateral Agent for its services under the Collateral Agency Agreement."

           "Section 5.20. Reduction of Letter of Credit. At any time and from time to time, in order to reflect the reduction in the outstanding principal amount of the Notes resulting from a mandatory or optional prepayment thereof, upon obtaining the prior written approval of the holders of the Notes, the Company may reduce the amount of the Letter of Credit to an amount not less than 105% of the aggregate outstanding principal amount of the Notes (i) as of the ninety-fifth
           (95th) -2-
           day preceding the date of such reduction, or (ii) if so approved by the holders of the Notes, as of the date of reduction (such approval not to be unreasonably withheld). Provided that no Event of Default or Default has occurred and is continuing, the holders of the Notes shall, or shall cause the Collateral Agent to, execute such certificates as may be reasonably required by the issuing bank of the Letter of Credit to evidence their approval of any such reduction in the amount of the Letter of Credit."

           "Section 5.21. Substitute Letters of Credit. The Company shall have the right, which may be exercised at any time and from time to time (but in no event on more than one occasion in any period of twelve (12) consecutive months), to substitute a new Letter of Credit (a "Substitute Letter of Credit") for the Letter of Credit then held by the Collateral Agent, provided that all the requirements of this Section 5.21 are met. Any such substitution shall not be valid, and the Letter of Credit then held by the Collateral Agent shall not be surrendered, unless and until the following conditions are met:

                (i) The bank issuing the Substitute Letter of Credit shall meet the requirements set forth in Section 5.19 and the Company shall have delivered or caused to be delivered to the holders of the Notes such evidence thereof as they may reasonably request.

                (ii) The Substitute Letter of Credit shall be in an amount at least equal to 105% of the aggregate outstanding principal amount of the Notes as the ninety-fifth (95th) day preceding the substitution, have an expiry date no earlier than fifteen (15) months after the date of substitution or, if such fifteen (15)-month period would extend beyond February 28, 2003, have an expiry date of February 28, 2003, and be substantially in the form of Exhibit F hereto.

                (iii) Such Substitute Letter of Credit shall be accompanied by a favorable opinion of counsel for the issuing bank of such Substitute Letter of Credit, in form and substance satisfactory to the holders of the Notes, as to all matters specified in Exhibit G hereto.

                (iv) There shall not exist any Event of Default or Default."

          1.4 Section 6.1 of the Agreements is hereby amended by deleting clauses (d) through (k), inclusive, in their entirety; by deleting the phrase "or any Restricted Subsidiary" wherever it appears in clauses (l) and (m); and by adding new clauses (n), (o) and (p) as follows:

           "(n) Default shall occur in the performance or observance of
           Section 5.19 of this Agreement; or

           (o) The Company shall have defaulted in any material respect in the payment, observance or performance of its obligations under the bank agreement pursuant to which the Letter of Credit was issued, such default shall not have been remedied, and the bank issuing the Letter of Credit shall have notified the holders of the Notes of such default and directed that the holders cause the Collateral Agent to draw on the Letter of Credit (whereupon the holders of the Notes shall so direct the Collateral Agent); or

           (p) the issuing bank of the Letter of Credit is subject to insolvency or receivership proceedings."

          1.5 Section 6.3 of the Agreements is hereby amended by deleting the first two sentences of Section 6.3 in their entirety and substituting the following therefor:

           "Whenever any Event of Default described in paragraph (a), (b), (c) or (n) of Section 6.1 has happened and is continuing, any holder of any Note may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (l), (m), (o) or (p) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind."

          1.6 Section 6.4 of the Agreements is hereby amended by deleting the reference to "paragraphs (a) through (j), inclusive," in the fourth line of such Section and substituting "paragraphs (a), (b), (c) or (n)" therefor.

          1.7 Section 7 of the Agreements is hereby amended by (i) amending and restating clause (iv) of Section 7.1 as follows: "(iv) which will change Section 5.19, Section 5.20 or Section 5.21"; and (ii) by adding a new Section 7.4 as follows:

           "Section 7.4. Banks as Third Party Beneficiaries. Notwithstanding anything to the contrary in this Section 7, no amendment to Section 6 of this Agreement shall be effective without the prior written consent of all of the Banks under and as defined in that certain Credit Agreement, as from time to time amended, dated as of April 1, 1996 among the Company, the Banks party thereto, and Wachovia Bank of Georgia, N.A., as agent. Each of such Banks shall be a third party beneficiary of this Agreement for purposes of this Section 7.4 during the term of such Credit Agreement, as from time to time amended. Following such term, this Section 7.4 shall be of no further force or effect."

          1.8 Section 8 of the Agreements is hereby amended by adding the following definitions:

           "'Collateral Agent' shall mean Norwest Bank Minnesota, N.A., as "Collateral Agent" under the Collateral Agency Agreement, or such other bank as shall from time to time serve as "Collateral Agent" thereunder in accordance with the terms thereof."

           "'Collateral Agency Agreement' shall mean that certain Collateral Agency Agreement between Norwest Bank Minnesota, N.A., Great-West Life & Annuity Insurance Company, The Variable Annuity Life Insurance Company, The Minnesota Mutual Life Insurance Company, Mutual Trust Life Insurance Company, National Travelers Life Company, and The Reliable Life Insurance Company dated as of March 29, 1996, as from time to time amended."

           "'Letter of Credit' shall have the meaning set forth in Section
           5.19."

           "'Substitute Letter of Credit' shall have the meaning set forth in
           Section 5.21."

Section 2. Conditions to Effectiveness of Amendment. Upon execution and delivery, pursuant to the instructions of the holders of the Notes, of the following documents and legal opinion, this Amendment shall be and become effective as of March 31, 1996:

          (i) Ten (10) originals of this Amendment duly authorized and executed by all parties hereto;

          (ii) a Letter of Credit issued by Wachovia Bank of Georgia, N.A. complying with the provisions of Section 5.19 of the Agreement (to be added to the Agreement pursuant to this Amendment) and having an expiry date on or after June 30, 1997;

          (iii) Ten (10) originals of the Collateral Agency Agreement in the form of Attachment 1 hereto duly authorized and executed by all parties thereto; and

          (iv) Ten (10) originals of a favorable opinion of Jones, Day, Reavis & Pogue, special counsel to Wachovia Bank of Georgia, N.A., addressed to the holders of the Notes and dated the effective date of this Amendment, substantially in the form of Exhibit G to the Agreement (to be added to the Agreement pursuant to this Amendment).

Section 3. Expenses. The Company acknowledges and agrees that the out-of-pocket expenses of the Holders in connection with this Amendment and the Collateral Agency Agreement shall be paid directly by the Company in accordance with Section 9.4 of the Agreement.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 5. Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute the same instrument.

Section 6. Ratification. Nothing in this Amendment shall be deemed to amend the Agreements, or waive any provision thereof, except as expressly set forth herein. The Agreements, as amended hereby, are in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

                                   SAVANNAH FOODS & INDUSTRIES, INC.


                                   By:_____________________________________
                                      Name:
                                      Title:

                                   GREAT-WEST LIFE & ANNUITY
                                        INSURANCE COMPANY


                                   By:_____________________________________
                                      Name:
                                      Title:


                                   And: ___________________________________
                                        Name:
                                        Title:

                                   THE VARIABLE ANNUITY LIFE
                                        INSURANCE COMPANY


                                   By:  ___________________________________
                                        Name:
                                        Title:

                                   THE MINNESOTA MUTUAL LIFE
                                        INSURANCE COMPANY

                                   By: MIMLIC ASSET MANAGEMENT
                                       COMPANY

                                   By:_____________________________________
                                      Name:
                                      Title:


                                   MUTUAL TRUST LIFE INSURANCE
                                        COMPANY

                                   By: MIMLIC ASSET MANAGEMENT
                                          COMPANY


                                   By:_____________________________________
                                      Name:
                                      Title:

                                   NATIONAL TRAVELERS LIFE COMPANY

                                   By: MIMLIC ASSET MANAGEMENT
                                         COMPANY


                                   By:_____________________________________
                                      Name:
                                      Title:

                                   THE RELIABLE LIFE INSURANCE
                                     COMPANY

                                   By: MIMLIC ASSET MANAGEMENT
                                         COMPANY



                                   By:_____________________________________
                                      Name:
                                      Title:

M1-0118862.07

                      IRREVOCABLE STANDBY LETTER OF CREDIT

                         WACHOVIA BANK OF GEORGIA, N.A.
                           191 Peachtree Street, N.E.
                          Atlanta, Georgia 30303-1757




Norwest Bank Minnesota, N.A.                                      April 1, 1996
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0069                       CREDIT NO.
                                                                  -------------


Attention:  Corporate Trust


Dear Sirs:

You, as Collateral Agent under the Collateral Agency Agreement, dated as of March 29, 1996 (the "Collateral Agency Agreement"), among Great-West Life & Annuity Insurance Company, The Variable Annuity Life Insurance Company, The Minnesota Mutual Life Insurance Company, Mutual Trust Life Insurance Company, National Travelers Life Company, and The Reliable Life Insurance Company (the "Holders") and you, pursuant to which you have agreed to act as Collateral Agent for the Holders and any subsequent holders of the 8.35% Series A Senior Notes of Savannah Foods & Industries, Inc. in the original principal amount of Fifty Million Dollars ($50,000,000) and 7.15% Series B Notes of Savannah Foods & Industries, Inc. in the original principal amount of Twenty Million Dollars ($20,000,000) (together with any notes issued in substitution or exchange therefor, collectively the "Notes") issued pursuant to the terms of those certain Note Agreements dated as of September 1, 1992, as amended, among Savannah Foods & Industries, Inc. and the Holders (or their predecessors in interest) (collectively, the "Note Agreements"), are hereby irrevocably authorized to draw on Wachovia Bank of Georgia, N.A. (the "Bank"), Irrevocable
Letter of Credit No.        , for the account of Savannah Foods & Industries,
Inc., available by your draft at sight upon the terms and conditions hereinafter set forth, an amount not exceeding SIXTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($62,500,000) (the "Stated Amount").

The amount of this Letter of Credit may be reduced at any time and from time to time by our receipt of a signed completed request in the form of EXHIBIT A hereto, appropriately completed.



*This page constitutes page__ of__ pages of Letter of Credit____and is not to be detached.

Your draft may be submitted with respect to (i) the aggregate unpaid principal amount of and accrued interest on the Notes as of the date of the draft, together with (ii) any Potential Preference Amount, as defined in the Collateral Agency Agreement.

Funds under this Letter of Credit are available to you against your sight draft drawn on us, stating on its face: "Drawn under Wachovia Bank of Georgia, N.A., Irrevocable Letter of Credit No._____________ " accompanied by your written certificate signed by your authorized officer in the form of EXHIBIT B hereto, appropriately completed.

Presentation of such draft and certificate shall be made at                   ,
located at (provided that presentation of the draft and certificate to the Bank may be made by telecopy and confirmed by prompt delivery to Bank of the original executed draft and certificate) or at any other office of ours which may be designated by us by written notice delivered to you. We hereby agree that a draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us upon delivery of the certificate as specified above, appropriately completed, if presented at such office on or before the Expiration Date. If the drawing in respect of payment is made by you hereunder on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof and are presented to such office at or prior to 2:30 p.m. Atlanta, Georgia time, payment shall be made to you of the amount specified, in immediately available funds, not later than 2:00 p.m., Atlanta, Georgia time, on the next succeeding Business Day. If so presented after such time, and such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, not later than 2:00 p.m. Atlanta, Georgia time, on the second succeeding Business Day after such presentation. If requested by you, payment under this Letter of Credit may be made by wire transfer of federal funds to your account, by a Federal Funds check or by deposit of immediately available funds into a designated account that you maintain with us. Payments made hereunder shall not be made from any funds of Savannah Foods & Industries, Inc. As used herein "Business Day" shall mean any day other than a Saturday, Sunday or holiday or other day on which banks located in the city or cities in which the principal office of the Collateral Agent and the principal office of the Bank are authorized or required to close for general banking business or on which the New York Stock Exchange is closed.

A draw in respect of payment hereunder honored by us shall not exceed the amount of the Stated Amount, as in effect from time to time.

Only you, as Collateral Agent, may make a drawing under this Letter of Credit. Upon the payment to you or your account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to you or to any other person who may have made to you or who makes to you a demand for payment of principal of, or interest on the Notes.



*This page constitutes page__ of__ pages of Letter of Credit____and is not to be detached.

This Letter of Credit and the ability to draw hereon with respect to the Stated Amount shall be effective immediately and shall expire at 5:00 p.m. Atlanta, Georgia time, on June 30, 1997 (such date or such later date to which the expiration of this Letter of Credit shall have been extended in accordance with its terms, hereinafter called the "Expiration Date"); provided, however, that on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31) from and after the date hereof, commencing June 30, 1996 (each such day hereinafter called an "Extension Date") this Standby Letter of Credit will be extended automatically, and without further act or deed by you or us, for an additional period of one calendar quarter beyond the original or any extended Expiration Date (so that on each Extension Date this Standby Letter of Credit will always have a remaining term of fifteen (15) months), unless at least sixty
(60) days prior to the original or any subsequent Extension Date we notify you by a certificate in the form of EXHIBIT C hereto, appropriately completed, that this Letter of Credit will not be extended.

This Letter of Credit may be terminated prior to the Expiration Date upon delivery to the Bank of the Letter of Credit accompanied by a duly executed request in the form of EXHIBIT D hereto, appropriately completed.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be made under the laws of Georgia including Article 5 of the Uniform Commercial Code, and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of Georgia.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to Wachovia Bank of Georgia, N.A., 301 North Main Street, Winston-Salem, North Carolina 27150, Attention: Standby Letter of Credit Department, specifically referring thereon to Wachovia Bank of Georgia, N.A.
Irrevocable Letter of Credit No.          .

Notwithstanding anything in Article 48 of the Uniform Customs to the contrary, this Letter of Credit is transferable in its entirety (but not in part), to any transferee who has succeeded you as Collateral Agent under the Collateral Agency Agreement and such transferred Letter of Credit may be successively transferred. Transfer of the amount available under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by the transfer form substantially in the form of EXHIBIT E hereto, appropriately completed, and unless this Letter of Credit is so presented to us, we shall have no obligation hereunder to any transferee. Upon such transfer, we will either reissue this Letter of Credit in the maximum amount then available hereunder or otherwise amend this Letter of Credit to reflect such maximum amount then available.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or



*This page constitutes page__ of__ pages of Letter of Credit____and is not to be detached.

agreement referred to herein, except only Exhibits A through E hereto, and the draft referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement as set forth above.

Very truly yours,

WACHOVIA BANK OF GEORGIA, N.A.



By:
   -----------------------
      Authorized Officer



M1:0120089.04



*This page constitutes page__ of__ pages of Letter of Credit____and is not to be detached.

                                                 EXHIBIT A TO LETTER OF CREDIT*
                                                 -----------------------------


                         Date:________________, ____




Wachovia Bank of Georgia, N.A.
c/o Wachovia Bank of North Carolina, N.A.
301 North Main Street
Winston-Salem, North Carolina 27150

Attention:  Standby Letter of Credit Department
            -----------------------------------

          Re:  Wachovia Bank of Georgia, N.A.
               Irrevocable Standby Letter of Credit No. ___________


Gentlemen:

     The undersigned is account party of the above-referenced Letter of Credit and hereby requests that the amount thereof be reduced to $__________, effective immediately.

     THIS REQUEST SHALL BE EFFECTIVE ONLY IF APPROVED BY THE BENEFICIARY.

                                   Very truly yours,

                                   SAVANNAH FOODS & INDUSTRIES, INC.


                                   By:  __________________________
                                        Name:
                                        Title:

                                   Approval

     The undersigned beneficiary of the above-referenced Letter of Credit hereby approves the request by the account party that the amount thereof be reduced to $ ______________.

                                    NORWEST BANK MINNESOTA, N.A.
                                    Collateral Agent


                                   By:  __________________________
                                        Name:
                                        Title:


______________________________
*For reduction of amount of Letter of Credit


*This page constitutes page ___of ___pages of Letter of Credit _____and is not to be detached.

                                                 EXHIBIT B TO LETTER OF CREDIT*


                            CERTIFICATE FOR DRAWING


     The undersigned, a duly authorized officer of Norwest Bank Minnesota, N.A., as Collateral Agent (the "Collateral Agent"), hereby certifies to Wachovia Bank of Georgia, N.A. (the "Bank"), with reference to Wachovia Bank of Georgia, N.A. Irrevocable Standby Letter of Credit No._______________(the "Letter of Credit") (any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Bank in favor of the Collateral Agent, that:

       (1) Norwest Bank Minnesota, N.A. is the Collateral Agent under the Collateral Agency Agreement.

       (2) The Collateral Agent is making a drawing for the sum of (a) the unpaid principal amount of the Notes as of the date hereof, (b) accrued interest on the Notes as of the date hereof at the rate stated therein and (c) the Potential Preference Amount, as defined in the Collateral Agency Agreement, computed as follows:

            (a) $________________
            (b) $________________
            (c) $________________
                                                  Total $____________

       (3) The amount of the draft accompanying this Certificate does not exceed the amount available on the date hereof to be drawn under the Letter of Credit.

       (4) The amount of the draft accompanying this Certificate was computed in accordance with the terms and conditions of the Notes, the Note Agreement and the Collateral Agency Agreement.

       (5) Please wire transfer "federal funds" as follows:
       ________________________________________________________________________
       ________________________________________________________________________







This page constitutes page_______of_____pages of Letter of Credit and is not be detached.
M1:0120663.03

     IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this Certificate as of the_______day of________________, ______.

                                        NORWEST BANK MINNESOTA, N.A.
                                        Collateral Agent

                                        By: ________________________________
                                            Name:
                                            Title:



_______________________________
*To accompany draft.



























*This page constitutes page____of____pages of Letter of Credit and is not be detached.
M1:0120663.03

                                                  EXHIBIT C TO LETTER OF CREDIT*
                                                  -----------------------------



                         Date:______________, _______




Norwest Bank Minnesota, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0069

Attention:  Corporate Trust

      Re:  Wachovia Bank of Georgia, N.A.
           Irrevocable Standby Letter of Credit No.

Gentlemen:

     The undersigned, a duly authorized officer of Wachovia Bank of Georgia, N.A. (the "Bank"), hereby notifies you with respect to the above-referenced Letter of Credit (the "Letter of Credit") issued by the Bank to you as Collateral Agent under the Collateral Agency Agreement, as defined in the Letter of Credit, that the Letter of Credit will not be extended by the Bank beyond its current Expiration Date of __________________, ______, and that therefore, the Letter of Credit will expire at 10:00 a.m. Atlanta, Georgia time on ___________________, ______.


                                    WACHOVIA BANK OF GEORGIA, N.A.


                                    By:___________________________________
                                       Name:
                                       Title:





____________________________
*For notice of no extension.


*This page constitutes page____of____pages of Letter of Credit and is not be detached.
M1:0120096.01

                                                  EXHIBIT D TO LETTER OF CREDIT*
                                                  -----------------------------


                     Date:_______________________,____


Wachovia Bank of Georgia, N.A.
c/o Wachovia Bank of North Carolina, N.A.
301 North Main Street
Winston-Salem, North Carolina 27150

Attention:  Standby Letter of Credit Department

      Re:  Wachovia Bank of Georgia, N.A.
           Irrevocable Standby Letter of Credit No._______

Gentlemen:

     The undersigned, a duly authorized officer of Norwest Bank Minnesota, N.A., as Collateral Agent (the "Collateral Agent") under the Collateral Agency Agreement, as defined in the above-referenced Letter of Credit ("Letter of Credit") issued by the Bank in favor of the Collateral Agent, hereby certifies to Wachovia Bank of Georgia, N.A., with respect to the Letter of Credit, that
(i) Savannah Foods & Industries, Inc. has requested that the Letter of Credit be delivered for cancellation, and (ii) for more than ninety-five (95) days no Notes have been outstanding under the Note Agreements, as defined in the Letter of Credit, or the holders of the Notes have approved delivery of the Letter of Credit for cancellation prior to the expiration of such ninety-five (95) day period.

     We are delivering herewith the Letter of Credit for cancellation.

                                    NORWEST BANK MINNESOTA, N.A.

                                    Collateral Agent



                                    By:___________________________________
                                       Name:
                                       Title:



__________________________________
*For delivery of Letter of Credit for cancellation.





*This page constitutes page____of____pages of Letter of Credit and is not be detached.
M1:0120093.03

                                                  EXHIBIT E TO LETTER OF CREDIT*
                                                  -----------------------------


                       Date:________________________,____


Wachovia Bank of Georgia, N.A.
c/o Wachovia Bank of North Carolina, N.A.
301 North Main Street
Winston-Salem, North Carolina 27150
Attention:  Standby Letter of Credit Department


     Re:  Wachovia Bank of Georgia, N.A.
          Irrevocable Standby Letter of Credit No. __________

Gentlemen:

     For value received, the undersigned beneficiary of the above-referenced Letter of Credit (the "Letter of Credit") hereby irrevocably transfers to the following named transferee (the "Transferee"):

            (Name of Transferee)
            (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments of the Letter of Credit, whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary. The undersigned hereby certifies that the Transferee has become successor Collateral Agent under the Collateral Agency Agreement, and has accepted such appointment in writing.






____________________________
*For transfer of Letter of Credit to successor Collateral Agent.


*This page constitutes page____of____ pages of Letter of Credit and is not be detached.
M1:0120095.02

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

                                       Yours very truly,

                                       NORWEST BANK MINNESOTA, N.A.
                                       Collateral Agent



                                       By:________________________________
                                       Name:
                                       Title:


*This page constitutes page____of____pages of Letter of Credit and is not be detached.
M1:0120095.01

                                                                       EXHIBIT G

                  OPINION OF COUNSEL TO LETTER OF CREDIT BANK




          (i) The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

          (ii) The Letter of Credit has been duly authorized by all necessary action on the part of the Bank.

          (iii) The Letter of Credit has been duly executed, acknowledged and delivered on behalf of the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

          (iv) The issuance by the Bank of the Letter of Credit and the performance by the Bank of its obligations thereunder are within the Bank's corporate power as a national banking association, require no consent or approval of or filing, other than filings in the ordinary course of the Bank's business, with any governmental or other regulatory agency, and do not conflict with or constitute a breach of or default under, any indenture, commitment, agreement or other instrument to which the Bank is a party or by which it is bound or under any existing law, rule, regulation, ordinance, judgment, order or decree to which the Bank is subject.

          (v) There is no action, suit, proceeding, inquiry or investigation at law or in equity, or before or by any court, public board or body pending or, to the best of our knowledge, threatened, against the Bank, which in any way could adversely affect the validity or enforceability of the Letter of Credit or which would materially adversely affect the financial condition or operations of the Bank.

          (vi) Payment of principal of, and interest on the Notes from funds paid by the Bank pursuant to a draft drawn under and in accordance with the terms of the Letter of Credit would not constitute a voidable preference under the United States Bankruptcy Code, 11 USC Section 547 or under the applicable laws or regulations in the event of a bankruptcy or insolvency of the Company.







M1:0119444.03

                          COLLATERAL AGENCY AGREEMENT

     COLLATERAL AGENCY AGREEMENT ("Agreement"), dated as of March 29, 1996 among Great-West Life & Annuity Insurance Company ("Great-West"), The Variable Annuity Life Insurance Company ("Variable"), The Minnesota Mutual Life Insurance Company ("MMLIC"), Mutual Trust Life Insurance Company ("Mutual"), National Travelers Life Company ("National"), and The Reliable Life Insurance Company ("Reliable") (each of Great-West, Variable, MMLIC, Mutual, National and Reliable, a "Noteholder" and, collectively, the "Noteholders"), and Norwest Bank Minnesota, N.A. as agent (the "Collateral Agent").

                                  WITNESSETH:

     WHEREAS, Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), entered into those certain Note Agreements, each dated as of September 1, 1992, each as amended by that certain First Amendment to Note Agreements effective as of June 15, 1994, and that certain Waiver and Second Amendment to Note Agreements dated on or about June 28, 1995 (each, as heretofore amended and as may be further amended from time to time, a "Note Agreement" and, collectively, the "Note Agreements"), with each of the Noteholders (or their predecessors in interest), pursuant to which the Company issued its 8.35% Series A Senior Notes Due November 1, 2002 in the aggregate original principal amount of $50,000,000 (the "Series A Notes") and its 7.15% Series B Senior Notes Due November 1, 2002 in the aggregate original principal amount of $20,000,000 (the "Series B Notes" and, collectively with the Series A Notes, the "Notes");

     WHEREAS, the Company and the Noteholders have agreed to enter into that certain Third Amendment to Note Agreements of even date herewith to, among other things, eliminate certain covenants of the Company, modify the "Events of Default" under the Note Agreements, and provide for the issuance of an irrevocable standby letter of credit (together with any letter of credit issued in substitution therefor in accordance with the Note Agreements, the "Letter of Credit") for the benefit of the Noteholders; and

     WHEREAS, the Noteholders wish to appoint the Collateral Agent to act as their agent on their behalf under the Letter of Credit.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Noteholders and the Collateral Agent agree as follows:

     1. Appointment and Authorization. Each Noteholder designates and appoints the Collateral Agent as the agent of such Noteholder under the Letter of Credit, and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under the Letter of Credit, as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

     2. Duties and Powers of Collateral Agent.

     (a) Except as otherwise expressly provided in this Agreement, the Collateral Agent (i) shall not take, and shall be fully justified in failing or refusing to take, any action under this Agreement or the Letter of Credit unless it shall first receive such advice or concurrence of the Required Noteholders (as hereinafter defined), and (ii) shall take such actions under this Agreement or the Letter of Credit upon written direction of the Required Noteholders, and any action taken or failure to act pursuant thereto shall be binding upon all of the Noteholders and all future holders of the Notes.

     (b) Once each calendar quarter during the term of this Agreement, the Collateral Agent shall determine the Standard & Poor's rating of the issuer of the Letter of Credit and, if such rating is below A+, shall give prompt written notice thereof to the Noteholders. In addition, the Collateral Agent shall immediately notify the Noteholders in the event there is not delivered to the Collateral Agent at least sixty (60) days prior to the expiry date of any Letter of Credit (as such expiry date may be automatically extended from time to time in accordance with the terms of such Letter of Credit) either (i) a renewal of such Letter of Credit, or (ii) a new Letter of Credit in substitution therefor. The Collateral Agent shall deliver to the Noteholders, within two (2) business days of its receipt thereof, any renewal of a Letter of Credit or any substitute Letter of Credit, together with a letter from the Collateral Agent stating that such renewal or substitution has been received but has not been reviewed by the Collateral Agent to determine its compliance with the terms and conditions of the Note Agreements. The Collateral Agent shall not surrender a Letter of Credit for which a substitute Letter of Credit has been delivered, except upon written direction of the Required Noteholders.

     (c) Upon written notice from the Required Noteholders (i) that an Event of Default has occurred and the Notes have been accelerated or that the Notes are to be prepaid in full by a draw on the Letter of Credit; (ii) that the Notes have theretofore been paid or prepaid in full by the Company, thereafter a petition was filed by or against the Company commencing a case under the United States Bankruptcy Code (a "Bankruptcy Petition") and the date of such payment or prepayment was within the ninety (90)-day period prior to the date of the filing of the Bankruptcy Petition (calculated in accordance with the provisions of Federal Rules of Bankruptcy Procedures 9006(a)); or (iii) that the Notes have theretofore been paid or prepaid in full but the expiry date of the Letter of Credit (as such expiry date may be automatically extended from time to time in accordance with the terms of such Letter of Credit) is ninety-five (95) days or less after the date of payment or prepayment and the Company has not caused a renewal or substitute Letter of Credit to be delivered to the Collateral Agent in accordance with the provisions of the Note Agreements at least sixty
(60) days prior to such expiry date, then, upon any such event, the Collateral Agent shall submit a draft under the Letter of Credit for the aggregate unpaid principal amount of and accrued interest on the Notes as of the date of the draft, together with the aggregate amount (the "Potential Preference Amount") of principal and interest paid or prepaid on the Notes during the Applicable Period, as hereinafter defined. "Applicable Period" shall mean:

                  (1)  for a draw with respect to the
                       foregoing clause (i) of this Section 2(c), the period commencing on the date specified below and ending on the date of such draw --

                        (A) if a proceeding instituted by the filing of a Bankruptcy Petition is pending at the time of such draw, the period commences ninety (90) days prior to the filing of such Bankruptcy Petition (calculated in accordance with the provisions of Federal Rules of Bankruptcy Procedures 9006(a)); or

                        (B) if no proceeding instituted by the filing of a Bankruptcy Petition is pending at the time of such draw, the period commences on the date ninety-five (95) days prior to such draw;

                  (2)  for a draw with respect to the
                       foregoing clause (ii) of this Section 2(c), the period commencing on the date ninety (90) days prior to the filing of the Bankruptcy Petition (calculated in accordance with the provisions of Federal Rules of Bankruptcy Procedures 9006(a)) and ending on the date of such draw; and

                  (3)  for a draw with respect to the
                       foregoing clause (iii) of this Section 2(c), the period commencing on the date ninety-five (95) days prior to the date of the draw and ending on the date of such draw.

     (d) The Collateral Agent shall distribute the proceeds from the Letter of Credit as follows: (i) proceeds with respect to the aggregate unpaid principal amount of and accrued interest on the Notes as of the date of the draft shall be distributed by wire transfer of immediately available funds within one (1) business day of receipt by the Collateral Agent to the Noteholders, based upon the unpaid principal amount of and accrued interest on the Notes held by each such Noteholder; (ii) if a proceeding initiated by the filing of a Bankruptcy Petition is pending on the date of the draft, proceeds with respect to any Potential Preference Amount shall be distributed as soon as practicable to the Company as debtor-in-possession, or if a trustee is appointed in the bankruptcy proceeding, to the trustee; and (iii) if a proceeding initiated by the filing of a Bankruptcy Petition is not pending on the date of the draft, the Collateral Agent shall hold the proceeds with respect to any Potential Preference Amount for the balance of the ninety-five (95) day period from and after the payment or prepayment of the Notes, shall thereafter inquire in writing of the Noteholders as to whether a Bankruptcy Petition has been filed by or against the Company during such ninety-five (95) day period, and upon receipt of the written response from the Required Noteholders shall either (x) if a Bankruptcy Petition has been filed by or against the Company and the date of such payment or prepayment was within the ninety (90)-day period prior to the filing of the Bankruptcy Petition (calculated in accordance with the provisions of Federal Rules of Bankruptcy Procedures 9006(a)), distribute such proceeds of the Letter of Credit to the Company as debtor-in-possession, or if a trustee is appointed in the bankruptcy proceeding, to the trustee, or (y) remit such proceeds to the issuer of the Letter of Credit if no such Bankruptcy Petition has been filed.

     (e) The obligations of the Collateral Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent shall not be required to take any action with respect to any Event of Default or Default (as defined in the Note Agreements), except as expressly provided in this Agreement.

     3. Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken, or omitted to be taken, by it in good faith in accordance with the advice of such counsel, accountants or experts.

     4. Liability of Collateral Agent. Neither the Collateral Agent nor any of its directors, officers, agents, employees or affiliates shall be liable for any actions taken or not taken by them in connection herewith (i) with the consent or at the request of the Required Noteholders or (ii) in the absence of their own gross negligence, willful misconduct or, solely with respect to the handling of funds, simple negligence. Neither the Collateral Agent nor any of its directors, officers, agents, employees or affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or the Note Agreements, or in any certificate, report, statement or other document referred to or provided for therein, or received by the Collateral Agent under or in connection therewith; (ii) the performance or observance of any of the covenants or agreements of the Company; or (iii) the validity, effectiveness or genuineness of any Letter of Credit or any other instrument or writing furnished in connection herewith. The Collateral Agent shall not incur any liability in acting in reliance upon any notice, consent, certificate, statement, or other writing believed by it to be genuine or to be signed by the proper party or parties. Each Noteholder has independently evaluated all aspects of the transactions contemplated by the Note Agreements and the Collateral Agent (i) shall not be responsible for any representations or warranties made by the Company, and (ii) makes no representation or warranty as to the Company, any financial statements submitted by or for the Company, any risk of loss with respect to any loan evidenced by the Notes or any other matter whatsoever.

     5. Notice of Default.   The Collateral Agent shall not be deemed to have
knowledge or notice of the occurrence of any Event of Default or Default under the Note Agreements, unless the Collateral Agent has received written notice from a Noteholder or the

Company describing such Default or Event of Default and stating that such notice is a notice of default. In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Noteholders. The Collateral Agent shall take such action under the Letter of Credit with respect to such Default or Event of Default as shall be directed by the Required Noteholders.

     6. Indemnification. Each Noteholder shall, ratably in accordance with the principal amount of the Notes held by such Noteholder, indemnify the Collateral Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent's gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Collateral Agent hereunder or under the Letter of Credit. The Collateral Agent may apply any payments received from the Company or any other person first to reimburse itself for such costs, expenses, claims, demands, actions, losses and liabilities.

     7. Resignation or Replacement of the Collateral Agent.

     (a) The Collateral Agent may resign as collateral agent by delivering written notice thereof to the Noteholders, specifying the date (not earlier than 60 days after the giving of such notice) when such resignation shall take effect. Such resignation shall become effective on the date specified in such notice, unless prior to such date a successor collateral agent shall have been appointed as provided in subsection (c) below, in which event such resignation shall take effect immediately upon the appointment of such successor collateral agent.

     (b) The Collateral Agent may be removed at any time, with or without cause, by an instrument in writing executed by the Required Noteholders and delivered to the Collateral Agent, a copy of which shall forthwith be sent by such Noteholders to the Company, giving notice of such removal and the date when it shall take effect.

     (c) In case at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, a successor collateral agent may be appointed by an instrument in writing executed by the Required Noteholders.

     (d) Any new collateral agent appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to the Noteholders, with a copy to the Company, an instrument accepting such appointment, and thereupon such new collateral agent, without any further act, deed or conveyance, shall become vested with all the rights and powers of its predecessor hereunder with like effect as if originally named as collateral agent herein. The collateral agent ceasing to act shall deliver to such new collateral agent, or, if no new collateral agent shall have been appointed, to such Noteholder or Noteholders as such withdrawing collateral agent shall, in its sole discretion, designate, without recourse and without representation or warranties of any kind, express of implied, any collateral in its possession in the same form as received.

     8. Required Noteholders. Each of the Noteholders agrees that (i) whenever in this Agreement or the Letter of Credit, the Collateral Agent, acting on behalf of the Noteholders, is authorized or permitted to approve, consent to, waive, take or direct any action, inaction or another matter, (ii) whenever any of the Noteholders desires to amend, modify, discharge, release, terminate, supplement or waive any provision or provisions of the Letter of Credit, or
(iii) whenever any of the Noteholders desires to deal in any way whatsoever with, or to take any action whatsoever with respect to, the Letter of Credit, including, without limitation, exercising or enforcing any rights or remedies under the Letter of Credit, such approval, consent, waiver, taking or direction, or such amendment, modification, discharge, release, termination, supplementation or waiver, or such dealing or action, as the case may be, shall require and be valid only upon the concurrence of Noteholders representing at least 66-2/3% of the aggregate then unpaid principal amount of all the Notes outstanding at the time such vote is taken (or if no Notes are then outstanding, such percentage shall be determined based upon the Notes outstanding immediately prior to the most recent payment or prepayment of the Notes) (the "Required Noteholders").

     9. Collateral Agent's Fees. All fees charged by the Collateral Agent as compensation for its services provided pursuant to this Agreement shall be paid by the Company; provided, however, the Noteholders acknowledge and agree that the Collateral Agent may deduct pro rata from the amount of any proceeds to be distributed to the Noteholders as provided in Section 2(d) above the amount of all outstanding and unpaid fees at such time.

     10. Notices. Any notice hereunder shall be in writing and transmitted by
(i) telecopier (with duplicate notice sent by overnight air express service),
(ii) Express Mail, Federal Express or similar overnight air express service, or
(iii) first class mail, and if to the Collateral Agent, addressed to the Collateral Agent at the address shown below its signature hereto, or at such other address as it may, by written notice given to the Noteholders, have designated as its address for such purposes, and if to the Noteholders, addressed to the Noteholders at their respective addresses shown on Schedule A attached hereto, or at such other address as any Noteholder may, by written notice given to the other Noteholders and the Collateral Agent, have designated as its address for such purpose.

     11. Representations and Warranties by Noteholders.    Each Noteholder
hereby severally represents and warrants that set forth below its name on Schedule A attached hereto is the principal amount of the Notes held by such Noteholder, the notice address for such Noteholder, and the wire transfer instructions where any proceeds of the Letter of Credit to be delivered to such Noteholder shall be sent.

     12. Amendment.   This Agreement, or any provision hereof, may be amended
at any time only by written agreement executed by the Collateral Agent and the Required Noteholders.

     13. Captions.   Captions used in this Agreement are for convenience only
and shall not affect the construction of this Agreement.

     14. Governing Law.   This Agreement shall be a contract made under and
governed by the internal laws of the State of Illinois.

     15. Successors and Assigns; Transfer of Notes.   This Agreement shall be
binding upon and shall inure to the benefit of each Noteholder and its respective successors and assigns, including without limitation each transferee of any of the Notes. Each Noteholder agrees that if it transfers any Note, or any part thereof, it will prior to the closing of such transfer provide the transferee with a copy of this Agreement and promptly after such closing shall notify the Collateral Agent in writing of such transfer, whereupon the transferee shall become a "Noteholder" for purposes of the Agreement. The Collateral Agent shall be entitled to assume conclusively that no such transfer has been made, unless and until such written notice is received. Each transferee of any Note, or any part thereof, shall take such Note or part thereof subject to the provisions of this Agreement and to any notice given or other action taken hereunder prior to the receipt by the Collateral Agent of written notice of such transfer.

     16. Counterparts.   This Agreement may be executed in two or more
counterparts, each of which shall be an original, but all of which shall constitute but one Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COLLATERAL AGENT:                  NORWEST BANK MINNESOTA, N.A.



                                   By:_____________________________________
                                       Name:
                                       Title:


                                    Address: Norwest Bank Minnesota, N.A.
                                             Sixth Street and Marquette Avenue
                                             Minneapolis, Minnesota 55479-0069
                                             Attention:  Corporate Trust
                                             Telefacsimile No.: (612) 667-9825
                                             Confirmation No.: (612) 667-3252



NOTEHOLDERS:                       GREAT-WEST LIFE & ANNUITY
                                         INSURANCE COMPANY


                                   By:_____________________________________
                                      Name:
                                      Title:


                                   And:  __________________________________
                                         Name:
                                         Title:

                                   THE VARIABLE ANNUITY LIFE
                                         INSURANCE COMPANY


                                   By:_____________________________________
                                         Name:
                                         Title:

                                    THE MINNESOTA MUTUAL LIFE
                                         INSURANCE COMPANY

                                    By: MIMLIC ASSET MANAGEMENT COMPANY


                                    By:_____________________________________
                                         Name:
                                         Title:

                                    MUTUAL TRUST LIFE INSURANCE
                                         COMPANY

                                    By: MIMLIC ASSET MANAGEMENT COMPANY


                                    By:_____________________________________
                                         Name:
                                         Title:

                                    NATIONAL TRAVELERS LIFE COMPANY

                                    By: MIMLIC ASSET MANAGEMENT COMPANY


                                    By:_____________________________________
                                         Name:
                                         Title:

                                    THE RELIABLE LIFE INSURANCE
                                         COMPANY

                                    By: MIMLIC ASSET MANAGEMENT COMPANY


                                    By:_____________________________________
                                         Name:
                                         Title:
M1:0119423.05

NAME AND ADDRESS                                  OUTSTANDING PRINCIPAL AMOUNT
OF HOLDER                                                  OF NOTES HELD


GREAT-WEST LIFE AND ANNUITY                          Series A     Series B
 INSURANCE COMPANY                                   $25,000,000  $2,428,571.43
8515 East Orchard Road
3rd Floor, Tower 2
Englewood, Colorado 80111
Attention: U.S. Private Placement Investments
Telefacsimile No.: (303) 689-6193
Confirmation No.: (303) 889-3000

Payments

      All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
      (identifying each payment as "Savannah
      Foods & Industries, Inc., 8.35% Series A
      Senior Notes due 2002 or 7.15% Series B
      Senior Notes due 2002, principal or
      interest" and further identifying the
      allocation of each payment between
      principal and interest and confirming the principal balance) to:

            Norwest Bank Minnesota, N.A.
            Norwest Center
            Sixth Street and Marquette Avenue
            Minneapolis, Minnesota 55479-0047
            ABA No. 091000019

            for credit to the
            Trust Clearing Account 08-40-245
            Re:    The Great-West Life
            for Account No. 12468800

Notices

      All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:


                                   SCHEDULE A
                        (to Collateral Agency Agreement)

            Norwest Bank Minnesota, N.A.
            733 Marquette Avenue
            Investors Building, 5th Floor
            Minneapolis, Minnesota 55479-0047
            Attention: Income Collections

      All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are held:  None

Taxpayer I.D. No. 84-0467907

NAME AND ADDRESS                                  OUTSTANDING PRINCIPAL AMOUNT
OF HOLDER                                                  OF NOTES HELD

                                                     Series A     Series B
THE VARIABLE ANNUITY LIFE                            $10,000,000  $9,714,285.71
 INSURANCE COMPANY
c/o American General Corporation
P.O. Box 3247
Houston, Texas 77253-3247
(or if by overnight delivery service to
 the following street address:)
2929 Allen Parkway
Houston, Texas 77019-2155
Attention: Investment Research Department, A37-01
Telefacsimile No.: (713) 831 - 1366
Confirmation No.: (713) 831 - 1140

Payments

      All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
      (identifying each payment as "Savannah
      Foods & Industries, Inc., 8.35% Series A
      Senior Notes due 2002 or 7.15% Series B
      Senior Notes due 2002. principal or
      interest") to:

                 State Street Bank and Trust Company
                 Boston, Massachusetts 02101
                 ABA No. 011000028
                 Re:  The Variable Annuity Life
                      Insurance Company

                 Account No. 0125-821-9
                 Fund Number: PA 54

Notices

      All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:


                 The Variable Annuity Life
                 Insurance Company and PA 54
                 c/o State Street Bank and Trust Company
                 Insurance Services Custody (AH2)
                 1776 Heritage Drive
                 North Quincy, Massachusetts 02171

      All notices and communications, including a duplicate copy of all notices in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are held:  None

Taxpayer I.D. No. 74-1625348

NAME AND ADDRESS                                  OUTSTANDING PRINCIPAL AMOUNT
OF HOLDER                                                OF NOTES HELD

                                                    Series A        Series B
THE MINNESOTA MUTUAL LIFE                           $10,285,714.28  $-0-
 INSURANCE COMPANY
400 North Robert Street
St. Paul, Minnesota 55101
Attention:  MIMLIC Asset Management Company
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

      All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
      (identifying each payment as "Savannah
      Foods & Industries, Inc., 8.35% Series A
      Senior Notes due 2000, principal or
      interest") to:

            First Bank National Association
            Minneapolis, Minnesota
            ABA #091000022,
            BNF The Minnesota Mutual
             Life Insurance Company
            Account No. 1-801-10-006004

Notices

      All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are held: None

Taxpayer I.D. No. 41-0417830

NAME AND ADDRESS                                  OUTSTANDING PRINCIPAL AMOUNT
OF HOLDER                                                  OF NOTES HELD

                                                      Series A       Series B
MUTUAL TRUST LIFE INSURANCE COMPANY                   $ 857,142.86   $ -0-
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota 55101
Attention:  Client Administrator
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

      All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
      (identifying each payment as "Savannah
      Foods & Industries. Inc., 8.35% Series A
      Senior Notes due 2002, principal or
      interest") to:

            The Northern Trust Company
            50 South LaSalle Street
            Chicago, IL 60675
            ABA No. 07-1000-152
            for credit wire account No. 5186041000, for further credit to Mutual Trust Life Insurance
            Company, Account No. 26-00621
            Attention: M.B.S. Department

            for credit to Mutual Trust Life Insurance
            Company Account No. 26-00621

Notices

      All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are held:  ELL & Co.



Taxpayer I.D. No. 36-1516780

NAME AND ADDRESS                                    OUTSTANDING PRINCIPAL AMOUNT
OF HOLDER                                                    OF NOTES HELD

                                                       Series A     Series B
NATIONAL TRAVELERS LIFE COMPANY                        $857,142.86  $-0-
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota 55101
Attention: Client Administrator
Telefacsimile No.: (612) 223-5959
Confirmation No.: (612) 298-3826

Payments

      All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
      (identifying each payment as "Savannah
      Foods & Industries, Inc., 8.35% Series A
      Senior Notes due 2002, principal or
      interest") to:


           First Bank, N.A.
           Minneapolis, Minnesota
           ABA # 091000022
           For credit to:
           First Trust, N.A.
           Account # 180121167365, TSU: 050
           For further credit to:
           National Travelers Life Company
           Account # 12609110
           Attention:  Peggy Sime
                       (612) 244-0647


Notices

      All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are held:  Var & Co.


Taxpayer I.D. No. 42-0432940

NAME AND ADDRESS                                  OUTSTANDING PRINCIPAL AMOUNT
OF HOLDER                                                 OF NOTES HELD

                                                       Series A     Series B
THE RELIABLE LIFE INSURANCE COMPANY                    $857,142.86  $-0-
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota 55101
Attention: Client Administrator
Telefacsimile No.: (612) 293-5959
Confirmation No.: (612) 298-3826

Payments

      All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
      (identifying each payment as "Savannah
      Foods & Industries, Inc., 8.35% Series A
      Senior Notes due 2002, principal or
      interest") to:

            Mercantile Bank
            St. Louis Missouri
            ABA #081-000-210
            Credit to:
            The Reliable Life Insurance Company
            Account #1000602969

Notices

      All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are held:  None

Taxpayer I.D. No. 43-0476110



M1:0120113.04